UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 26, 2012

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” We are a holding company whose subsidiaries and affiliates operate in the communications services industry. Our subsidiaries and affiliates provide wireless and wireline telecommunications services and equipment, and directory advertising both domestically and worldwide.

We announced on January 26, 2012 that fourth-quarter 2011 net loss attributable to AT&T totaled $6.7 billion, or $1.12 per share. The fourth-quarter 2011 loss per share included significant charges of approximately $6.3 billion, or $0.65 per share, for the annual adjustment related to pension and postretirement benefit accounting; $4.2 billion, or $0.44 per share, for charges related to the termination of the T-Mobile acquisition, and $2.9 billion, or $0.48 per share, for directory asset impairments slightly offset by a favorable tax settlement of $200 million, or $0.03 per share. These results compare with reported net income attributable to AT&T of $1.1 billion, or $0.18 per diluted share, in the fourth quarter of 2010. For the full year 2011, net income attributable to AT&T was $3.9 billion versus $19.9 billion in 2010; earnings per diluted share were $0.66 compared with $3.35 for 2010.

On a reported basis, our fourth-quarter 2011 revenues were $32.5 billion, up $1.1 billion from the fourth-quarter 2010 and full-year 2011 revenues were $126.7 billion, compared with $124.3 billion for the previous full year. Fourth quarter and full year 2011 revenues reflect increased wireless service and equipment revenue and wireline data revenues partially offset by continued declines in wireline voice and print advertising revenues. Compared with results for the fourth quarter of 2010, operating expenses were $41.5 billion versus $29.3 billion; operating loss was $9.0 billion, down from income of $2.1 billion; and AT&T's operating income margin was (27.7) percent, compared to 6.7 percent.

AT&T Mobility’s reported revenues for the fourth-quarter 2011 were $16.7 billion, up 10.0 percent versus the year-ago quarter. The increase in revenues reflected an increase in net customers and continued strong growth in data revenues.

AT&T Mobility recorded a net gain of 2.5 million wireless customers in the fourth quarter of 2011, bringing AT&T’s wireless customer base to 103.2 million at December 31, 2011, compared to 95.5 million at December 31, 2010. The subscriber increase reflects gains in every customer category, continued demand for advanced handsets, as well as continued growth of data-centric devices such as eReaders, tablets, fleet management systems, security systems and a host of other products. During the fourth quarter, net adds for connected devices on AT&T’s wireless network were 1,029,000, postpaid subscriber net adds were 717,000, reseller net adds were 592,000, and prepaid net adds were 159,000. For the quarter, average revenue per postpaid subscriber increased 1.4 percent versus the year-earlier quarter due to strong data growth. Total average revenue per subscriber declined reflecting the continued growth of data-centric devices.

Fourth quarter smartphone sales were 9.4 million, including a record 7.6 million iPhone activations, reflecting the October 2011 launch of the latest model. Branded computing subscribers, a new growth area for AT&T that includes tablets, aircards, Mi-Fi devices, tethering plans and other data-only devices, totaled 5.1 million, a gain of 571,000 in the fourth quarter of 2011. Branded computing subscribers are reflected in prepaid and postpaid subscriber totals. Tablet subscribers, including iPad- and Android-based devices, increased 311,000, more than half of which were to postpaid subscribers.

Total customer churn was 1.39 percent versus 1.32 percent in the fourth quarter of 2010 and 1.28 percent in the third quarter of 2011. Postpaid churn was 1.21 percent, compared to 1.15 percent in the year-ago fourth quarter and 1.15 percent in the third quarter of 2011.

Fourth-quarter 2011 reported wireless operating expenses totaled $14.2 billion, up 20.9 percent versus the fourth quarter of 2010, due to record smartphone activations including the October 2011 iPhone 4S launch and customer upgrade levels. AT&T Mobility’s operating income margin was 15.2 percent compared to 22.9 percent in the year-ago quarter, reflecting these expense factors and partially offset by further revenue growth from the company’s base of high-value smartphone subscribers and cost-savings initiatives.

Revenues from our Wireline segment were $14.9 billion, a 1.4 percent decrease from the year-ago quarter; revenues from business customers increased slightly on a sequential quarterly basis. Revenues from our wireline business customers were $9.3 billion, a decrease of 1.4 percent from the year-ago quarter, reflecting continued declines in older circuit-based data services and voice partially offset by increases in Internet-Protocol-based data services. Revenues from our wireline consumer customers were $5.3 billion, an increase of 0.5 percent compared to the fourth-quarter 2010, driven by a continued increase in broadband and video revenues partially offset by the decline in voice revenues.

Revenue connections from our consumer customers (retail voice, high speed Internet and video) totaled 41.3 million at December 31, 2011 versus 43.4 million at December 31, 2010 and 41.9 million at September 30, 2011. At year-end 2011, our total switched access lines were 36.7 million compared with 41.9 million at the end of 2010. The decline reflects continuing economic pressures on our customers as well as increasing competition from wireless, Voice over Internet Protocol and cable providers. The number of U-verse video subscribers totaled 3.8 million at the end of 2011, with a net gain of 208,000 subscribers in the fourth quarter of 2011. U-verse deployment reached 30.3 million living units as of December 31, 2011. The number of U-verse voice connections (which use VoIP technology and therefore are not included in the access line total) increased by 136,000 in the quarter to reach 2.3 million.

Fourth-quarter wireline operating expenses totaled $13.1 billion, down 0.2 percent from the year-ago quarter, driven by continuing initiatives to reduce cost. AT&T’s wireline operating margin was 11.9 percent, compared to 13.0 percent in the year-earlier quarter.

We expect that our total capital expenditures in 2012 to be approximately $20 billion as increases in wireless spending will offset lower wireline capital expenditures. We expect consolidated revenue growth in conjunction with an expansion in consolidated and wireless margins. We expect wireline margins to remain stable. Our margin guidance excludes any adjustment required in the fourth quarter under our pension and postretirement benefit accounting as well as other significant items in year-over-year comparisons. We also expect to start repurchasing our common stock under our previously announced share repurchase authorization by our Board of Directors.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)   Exhibits

99.1  AT&T Inc. selected financial statements and operating data.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 26, 2012	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller